Exhibit 23.2      Consent of Kronick Kalada Berdy & Company, P.C.

                         CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation by reference in the Form 10-KSB of Grange National Banc Corp. and Subsidiary (Commission File Number 0-13599) of our report dated January 22, 2002 for the year ended December 31, 2001.

/s/ Kronick Kalada Berdy & Co

Kronick Kalada Berdy & Co.
Kingston, Pennsylvania
March 29, 2002